Exhibit 21

The Interpublic Group of Companies, Inc.

Our principal subsidiaries as of December 31, 2009, are listed below. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary under Rule 1-02(w) of Regulation S-X.

Company Name	State (U.S.)
Cabell Eanes, LLC	Virginia
Campbell Mithun, Inc.	Delaware
Campbell-Ewald Company	Delaware
Carmichael Lynch, Inc.	Minnesota
CMGRP, Inc.	New York
Dailey & Associates, Inc.	California
Deutsch Inc.	New York
Draftfcb, Inc.	Delaware
Geomentum, Inc.	Delaware
Global Event Marketing & Management (GEMM) Inc.	Delaware
Golin/Harris International, Inc.	Virginia
Hill, Holliday, Connors, Cosmopulos, Inc.	Delaware
ID Media, Inc.	Delaware
Jack Morton Worldwide, Inc.	Delaware
Kaleidoscope Sports & Entertainment L.L.C.	Delaware
Lowe & Partners Worldwide, Inc.	Delaware
McCann-Erickson Marketing, Inc.	New York
McCann-Erickson USA, Inc.	Delaware
McCann-Erickson Worldwide, Inc.	Delaware
Mediabrands Worldwide, Inc.	California
Momentum-NA, Inc.	Colorado
Mullen Communications, Inc.	Massachusetts
Octagon, Inc.	District Of Columbia
R/GA Media Group, Inc.	Delaware
The Interpublic Group of Companies, Inc.	Delaware
True North Holdings (Asia Pacific) Inc.	Delaware
True North Holdings (Latin America), Inc.	Delaware
Universal McCann Worldwide, Inc.	Delaware
Wahlstrom Group LLC	Delaware

Company Name	Country
166 Productions Pty Limited	Australia
Initiative Media Australia Pty Ltd	Australia
McCann Worldgroup Pty Limited	Australia
Middle East Communication Network Holding Company WLL	Bahrain
Mediabrands Belgium S.A.	Belgium
Borghierh Lowe Propaganda e Marketing Ltda	Brazil
Giovanni+Draftfcb S.A.	Brazil
Harrison Comunicacoes Ltda	Brazil
Draftfcb Canada Inc.	Canada
Fuel Advertising, Inc.	Canada
MacLaren McCann Canada Inc.	Canada
Media — I.D.A. Vision Inc.	Canada
The Interpublic Group of Companies Canada, Inc.	Canada
McCann-Erickson S.A. de Publicidad	Chile
McCann-Erickson (China) Ltd.	China

Company Name	Country
Connectium ApS	Denmark
Universal Media SAE	Egypt
GIS France G.I.E.	France
Ligne Directe Sarl	France
McCann-Erickson France SAS	France
McCann-Erickson Paris SAS	France
Mediabrands S.A.S.	France
CMGRP Deutschland GmbH	Germany
Creative Media Services GmbH	Germany
M.E.C.H. The Communications House Berlin GmbH	Germany
McCann-Erickson Deutschland GmbH & Co Management Property KG	Germany
Universal McCann GmbH	Germany
Brand Connection Media Advertisements — Studies — Services S.A.	Greece
McCann Erickson Budapest Nemzetkozi Reklamugynokseg Kft.	Hungary
Associated Corporate Consultants (India) Pvt Limited	India
Draftfcb-Ulka Advertising Private Limited	India
Lintas India Private Limited	India
Advertising School Ltd	Israel
Draftfcb Srl	Italy
Initiative Media Milano S.r.l.	Italy
IT Interactive Touch S.r.l.	Italy
ACTS Inc	Japan
IPG Japan K.K.	Japan
Advertisement And Communication Services (Mauritius) Limited	Mauritius
Initiative Group B.V.	Netherlands
Universal Media B.V.	Netherlands
Foote Cone & Belding Limited	New Zealand
Brand Connection AS	Norway
Universal McCann Sp. z.o.o.	Poland
Brand Connection, Actividades Publicitarias, Lda.	Portugal
Megameios — Publicidade E Meios, A.C.E.	Portugal
B.V. McCann-Erickson S.R.L.	Romania
Draftfcb South Africa Holdings (Pty) Ltd	South Africa
Iniciativas de Medios, S.A.	Spain
McCann Erickson S.A.	Spain
Universal McCann, S.A.	Spain
IPG Mediabrands Limited	Thailand
Universal/McCann-Media Planlama ve Dagitim A.S.	Turkey
Brand Connection (Branch of Frontline Marketing LLC) BRANCH	United Arab Emirates
Universal Media Seven FZ-LLC	United Arab Emirates
AMS Advanced Marketing Services Limited	United Kingdom
BSMG Worldwide (Europe) Limited	United Kingdom
Caudex Medical (Abingdon) Ltd (In Liq)	United Kingdom
CMGRP UK Limited	United Kingdom
Draftfcb London Limited	United Kingdom
DraftWorldwide Limited	United Kingdom
Entertainment Intelligence Limited	United Kingdom
International Poster Management Limited	United Kingdom
Jack Morton UK Limited	United Kingdom
McCann Manchester Limited	United Kingdom
McCann-Erickson Advertising Limited	United Kingdom
McCann-Erickson Central Limited	United Kingdom
Mediabrands International Limited	United Kingdom
True North Holdings (United Kingdom) Limited	United Kingdom